Exhibit 99.1

FOR IMMEDIATE RELEASE December 6, 2021

Scilex Holding Company, a Sorrento Therapeutics Inc. Subsidiary, and Vickers Vantage Corp I (NASDAQ: VCKA) (“SPAC”) Enter into Letter of Intent for Proposed Business Combination

•	Scilex Holding Company (Scilex) a subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE), and Vickers Vantage Corp I (Nasdaq: VCKA) announce signing of a letter of intent for a proposed business combination, which provides for a pre-transaction equity value of Scilex of approximately $1.5 billion, subject to adjustment, with expected gross proceeds of up to $140 million.
•	Proposed business combination would create a publicly traded biopharma company and further provide investment into Scilex Holding Company for the development and commercialization of a portfolio of best-in-class non-opioid products, ZTlido® (lidocaine topical system) 1.8%, a non-opioid prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia; SP-102 (10 mg injectable dexamethasone sodium phosphate viscous gel), or SEMDEXA™, a Phase 3 novel non-opioid, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, or SP-103, a Phase 2, next-generation, triple-strength formulation of ZTlido®, for the treatment of acute low back pain; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia in multiple Phase 1 programs to be initiated in 2021.

PALO ALTO, Calif., December 6, 2021 (GLOBE NEWSWIRE) Scilex Holding Company (“Scilex”), a subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”), and Vickers Vantage Corp. I, a Cayman Islands corporation (NASDAQ: VCKA) (“SPAC”), today announced the signing of a letter of intent for a proposed business combination.

Scilex is dedicated to the development and commercialization of non-opioid pain management products for treatment of acute and chronic pain. Scilex’s commercial product ZTLIDO® (lidocaine topical system) 1.8%, a non-opioid prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia, shows continued sales growth of 35% year over year despite the continued impact of the COVID-19 pandemic. SP-102 (SEMDEXA™) is the first non-opioid novel injectable corticosteroid gel formulation product in Phase 3 development for the treatment of lumbar radicular pain, containing no preservatives, surfactants, solvents, or particulates. If approved by the FDA, SP-102 (SEMDEXA™) will be available in a pre-filled syringe formulation and will be administered as an epidural injection for the treatment of sciatica.

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Based on preclinical and clinical studies to date, SP-102 (SEMDEXA™) extends the residency time at the site of injection and has not demonstrated the safety concerns that led the FDA to warn against using other injectable steroid formulations by the epidural route of administration.

By 2022, the overall estimated number of epidural steroid injection (ESI) procedures in the U.S. is expected to be 12.1 million across all Medicare and private coverage patients, with lumbar radiculopathy/sciatica procedures comprising approximately 88% of all ESIs administered, according to a proprietary study by Syneos Health Consulting. Despite widespread utilization of ESIs, concerns persist in the market about particulate and solution steroids and potential side effect and safety concerns (e.g., stroke) from current off-label use. Opioid prescriptions account for about 40% of the chronic back pain market and carry a well-known risk of abuse and misuse, underscoring the need for alternate pain therapies without the medical and societal challenges.2,5 As a result, a significant unmet medical need exists within the market for a novel, non-particulate ESI formulation that demonstrates safety and effectiveness in controlled clinical trial evaluations.7

In the U.S., more than 30 million people suffer from low back and radicular pain. This population is expected to grow as the overall population ages.1,2 Many patients experience moderate to severe pain with intolerance of and/or inadequate response to current analgesic therapies such as opioids and nonsteroidal anti-inflammatory drugs (NSAIDs).3,4 There is a great need for highly effective analgesic medications to provide patient relief without the toxicity and tolerability challenges of NSAIDs and opioids.2 Opioid prescriptions account for about 40% of the chronic back pain market and carry a well-known risk of abuse and misuse, underscoring the need for alternate pain therapies without the medical and societal challenges.2,5

Henry Ji, Chairman and Chief Executive Officer of Sorrento Therapeutics, Inc. and Executive Chairperson of Scilex said, “If completed, this transaction could propel us into the next phase of growth, and we are excited to work towards partnering with a world-class group of investors at Vickers who recognize the opportunity for much needed change in the treatment of millions of patients suffering from acute and chronic pain worldwide.”

Jaisim Shah, President and Chief Executive Officer of Scilex, stated, “I am excited to lead Scilex as we continue to work to deliver best-in-class non-opioid therapies for patients in acute and chronic pain. We are moving rapidly toward potential commercialization of our late-stage non-opioid pain programs while continuing to grow our early pipeline to address this high unmet need area with the ongoing opioid crisis of today and in the future. We believe this proposed business combination could set Scilex on its path to becoming a highly resourceful leader in delivering best-in-class therapies for non-opioid pain management.”

“Scilex’s leaders have done an exceptional job of building the company to date. We were particularly interested in partnering Vickers Vantage with a company with novel best-in-class approaches and treatments in high unmet need areas, a deep pipeline and an exceptional management team. We believe Scilex embodies such a platform and company, with its focus on addressing high unmet need with non-opioid therapies in this time of the worsening opioid crisis. We believe that a proposed merger of Scilex and Vickers Vantage Corp I could build near and long-term value for shareholders,” said Jeffrey Chi, Chairman and Chief Executive Officer of Vickers Vantage Corp I.

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Terms of Letter of Intent

Completion of the proposed transaction is subject to the negotiation of a definitive merger agreement (the “Merger Agreement”), approval by the SPAC’s and Scilex’s boards of directors, satisfaction of the conditions negotiated in the proposed Merger Agreement and approval of the proposed transaction by the SPAC’s shareholders. Accordingly, there can be no assurance that a Merger Agreement will be entered into or that the proposed transaction will be consummated. Further, readers are cautioned that those portions of the letter of intent that describe the proposed transaction, including the consideration to be issued therein, are subject to change.

The letter of intent contemplates the combined company (the “Combined Company”) changing its name to Scilex Holding Company and being led by Scilex’s current management team. The letter of intent provides for gross proceeds of up to $140 million, dependent on the level of SPAC shareholders that exercise redemption rights. Assuming execution of the proposed Merger Agreement and consummation of the proposed transaction, the Combined Company expects to capitalize on the commercialization of ZTlido® (lidocaine topical system) 1.8%, a best-in-class prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia; SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, or SP-103, a Phase 2, next-generation, triple-strength formulation of ZTlido®, for the treatment of acute low back pain; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia in multiple Phase 1 programs to be initiated in 2021.

Assuming the SPAC and Scilex enter into the proposed Merger Agreement, the parties will look to seek approval from the SPAC’s shareholders in the first half of 2022.

Contingent upon execution of the Merger Agreement, the SPAC would file a registration statement on Form S-4 with the SEC, which would include a proxy statement/prospectus, and each party would file other documents regarding the proposed transaction with the SEC.

About Sorrento Therapeutics

Sorrento is a clinical-stage, antibody-centric, biopharmaceutical company developing new therapies to treat cancers and COVID-19. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies ("G-MAB™ library"), clinical stage immuno-cellular therapies ("CAR-T", "DAR-T"), antibody-drug conjugates ("ADCs"), and clinical stage oncolytic virus ("Seprehvir®", “Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including COVIDTRAP™, ACE-MAB™, COVI-MAB™, COVI-GUARD™, COVI-SHIELD™, COVI-AMG™ and T-VIVA-19™ and diagnostic test solutions, including COVI-TRACK™, COVI-STIX™ and COVI-TRACE™.

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Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin ("RTX") and by ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX has completed a phase 1B trial for intractable pain associated with cancer and a phase 1B trial in osteoarthritis patients. ZTlido® was approved by the FDA on February 28, 2018. SP-102 is undergoing a Phase 3 pivotal trial for the treatment of lumbosacral radicular pain/sciatica.

For more information visit www.sorrentotherapeutics.com.

About Scilex Holding

Scilex Holding Company (“Scilex”), a subsidiary of Sorrento Therapeutics, Inc., is dedicated to the development and commercialization of non-opioid pain management products for treatment of acute and chronic pain. Scilex is uncompromising in our focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product in October 2018 and is developing its late-stage pipeline, which includes a pivotal Phase 3 candidate and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a best-in-class prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, or SP-103, a Phase 2, next-generation, triple-strength formulation of ZTlido®, for the treatment of low back pain, and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia in multiple Phase 1 programs to be initiated this year. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 - Corticosteroid Lumbar Epidural Analgesia for Radiculopathy - Full Text View - ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California, with operations in both Palo Alto and San Diego, California. For further information please visit www.scilexpharma.com.

About Vickers Vantage Corp. I

Vickers Vantage Corp. I is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

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Important Information and Where to Find It

This press release relates to a proposed transaction between Scilex and the SPAC. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, contingent upon execution of the proposed Merger Agreement, the SPAC would file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus.  Investors and security holders of the SPAC are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that the SPAC files with the SEC when, and if, they become available because they will contain important information about the SPAC, Scilex and the proposed transaction.  The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when and if they become available), and any other documents filed by the SPAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). The documents filed by the SPAC with the SEC also may be obtained free of charge upon written request to:

Vickers Vantage Corp. I

85 Broad Street, 16th Floor

New York, NY 10004

Participants in the Solicitation

If the parties execute the proposed Merger Agreement, the SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from the SPAC’s shareholders with respect to the proposed business combination. Information about the SPAC’s directors and executive officers and a description of their interests in the SPAC will be included in the proxy statement/prospectus for the proposed transaction and would be available at the SEC’s website (www.sec.gov). Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed transaction when available.

Scilex and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the SPAC in connection with the proposed business combination. Information about Scilex’s directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement/prospectus for the proposed transaction.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the SPAC, the Combined Company or Scilex, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to the SPAC, Sorrento Therapeutics, Inc. and its subsidiaries, including but not limited to Scilex, under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the proposed business combination between Scilex and the SPAC, including the timing of such business combination, the potential listing of the combined company’s common stock on Nasdaq and the anticipated Nasdaq stock ticker symbol for such shares, the expectation that the SPAC will file a registration statement on Form S-4 with the SEC, which would include a proxy statement/prospectus, the estimated or anticipated future results and benefits of the Combined Company following the proposed business combination, including the likelihood and ability of the parties to successfully consummate the proposed business combination, future opportunities for the Combined Company, the timing of the completion of the proposed business combination, Scilex’s and the Combined Company’s proposed business strategies, the expected cash resources of the Combined Company, the expected uses thereof; statements regarding SP-102 (SEMDEXA™), if approved by the FDA; Scilex’s development and commercialization plans; and Sorrento’s products, technologies and prospects and Scilex’s products, technologies and prospects, including the potential for Scilex’s product candidates to be best-in-class therapies.  Risks and uncertainties that could cause Sorrento’s and Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: Scilex and the SPAC not being able to enter into the Merger Agreement for the proposed business combination; the inability of the parties to consummate any proposed business combination transaction for any reason, including any failure to meet applicable closing conditions; changes in the structure, timing and completion of the proposed transaction between the SPAC and Scilex; the SPAC’s ability to continue its listing on the NASDAQ Capital Market until closing of the proposed transaction; the Combined Company’s ability to list its securities on NASDAQ after closing of the proposed transaction; the ability of the parties to achieve the benefits of the proposed transaction, including future financial and operating results of the combined company; the ability of the parties to realize the expected synergies from the proposed transaction; risks related to the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the success of the results of Scilex’s Phase 3 pivotal trial C.L.E.A.R. program for SP-102 may not be successful; risks that Scilex may not receive top-line results from the Phase 3 pivotal trial of SP-102 (SEMDEXA™); risks that the prior results of the clinical trials of SP-102 (SEMDEXA™) may not be replicated; regulatory and intellectual property risks and other risks set forth in Sorrento’s and the SPAC’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release except as may be required by law.

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Media and Investor Relations

Contact: Jaisim Shah, CEO & President, Scilex Holding

Telephone: 1.650.386.6179

Email: jshah@scilexpharma.com

Website: www.scilexpharma.com, www.sorrentotherapeutics.com

Contact: Nicolette Ten, Senior Account Executive, SPRG

Email: nicolette.ten@sprg.com.sg

Website: www.vickersvantage.com

# # #

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido® and G-MAB™ are trademarks owned by Scilex Pharmaceuticals Inc. and Sorrento, respectively.

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals Inc., a wholly owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

Seprehvir® is a registered trademark of Virttu Biologics Limited, a wholly owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2021 Sorrento Therapeutics, Inc. All Rights Reserved.

References

(1)       Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 76 & 80.

(2)       Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 40.

(3)       Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 62.

(4)       Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 62.

(5)       Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 8.

(6)       IOM: 100 Million Plus in Chronic Pain in U.S. by Emily P. Walker, Washington Correspondent, MedPage Today June 30, 2011.

(7)       Proprietary Syneos SP-102 Sciatica Internal Report March 2021.

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